                                                                  EXHIBIT (e)(5)

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

     THIS STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of March 23,
                                        ---------
1999, by and among GoodNoise Corporation, a Florida corporation (the "Company"),
                                                                      -------
Gene Hoffman, Jr. and Robert Kohn (collectively, the "Founders" and singularly a
                                                      --------
"Founder") and the undersigned purchasers of Series B Preferred Stock of the
 -------
Company set forth on Exhibit B attached hereto (collectively, the "Investors").
                     ---------                                     ---------

                                    RECITALS
                                    --------

     WHEREAS, the Founders each currently own shares of the Company's Common Stock ("Founders' Stock") as set forth on Exhibit A.
        ---------------                   ---------

     WHEREAS, the Investors shall purchase shares of Series B Preferred Stock of the Company ("Series B Stock"), pursuant to that certain Series B Preferred
              --------------
Stock Purchase Agreement dated as of the date hereof entered into by and among the Company and the Investors (the "Purchase Agreement").
                                    ------------------

     WHEREAS, the Purchase Agreement provides that, as a condition to the Investors' purchase of Series B Stock thereunder, the Company, the Founders and the Investors will enter into this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

     1.  Certain Definitions. For purposes of this Agreement, the following
         -------------------
terms have the following meanings:

         (a)  "Investor's Share" means, as to the Right of Co-Sale, an amount
               ----------------
determined (i) by multiplying the number of Offered Stock (as defined below) by
(ii) the ratio determined by dividing (A) the number of shares of Stock (as defined below) held by the Investor by (B) the aggregate number of shares of Stock held by all of the Investors plus the number of shares of Stock held by the Founder selling such Offered Stock.

         (b)  "Offered Stock" means all Stock proposed to be transferred under
               -------------
Sect 1(f) by a Founder.

         (c) "Qualified Offering" means the closing of a first firm commitment
              ------------------
underwritten sale of Company securities to the public pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), in which the
                                                             ---
gross proceeds to the Company equal or exceed twenty-five million dollars ($25,000,000) at a per share price of at least $6.00 per share of Common Stock.

         (d)  "Right of Co-Sale" means the right of co-sale provided to the
               ----------------
Investors Section 3 of this Agreement.


         (e) "Stock" means and includes all shares of Common Stock issued and
              -----
outstanding at the relevant time plus (i) all shares of Common Stock that may be issued upon exercise or conversion of any options, warrants, convertible securities and other rights of any kind that are then outstanding and (ii) all shares of Common Stock that may be issued upon conversion of any convertible securities issuable upon exercise of options, warrants or other rights that are then outstanding.

         (f)  "Transfer" means and includes any sale, assignment, encumbrance,
               --------
hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

              (i) any bona fide pledge if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby in the same manner as a Founder;

              (ii) any transfers of Stock by a Founder to a Founder's spouse, lineal descendant or antecedent, father, mother, brother or sister of a Founder, the adopted child or adopted grandchild of a Founder, or the spouse of any child, adopted child, grandchild or adopted grandchild of a Founder, or to a trust or trusts for the exclusive benefit of a Founder or a Founder's family members as described in this Section, or transfers of Stock by the Founder by devise or descent, in all cases if the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby in the same manner as the Founders;

              (iii) any transfer of Stock by the Founders made: (A) pursuant to a merger or consolidation of the Company with or into another corporation or corporations; (B) pursuant to the winding up and dissolution of the Company; (C) at, and pursuant to, the Qualified Offering; or (D) to the Investors pursuant to this Agreement; or

              (iv)   any bona fide gift to public charitable organizations;

              (v) any sale effected through a registered broker into the public market;

provided that prior to a transfer pursuant to subsections (i)-(iv) hereof, such Founder shall provide the Company with the Notice prescribed in Section 2(a) hereof.

     2.  Notice of Proposed Transfer.
         ---------------------------

         (a) Subject to paragraph (b) hereof, before any Founder may effect any Transfer of Stock, such Founder must give at the same time to the Company and the Investors a written notice signed by the Founder (the "Founder's Notice")
                                                           ----------------
stating (i) the Founder's bona fide intention to transfer such Offered Stock;
(ii) the number of shares of the Offered Stock; (iii) the name, address and relationship, if any, to the Founder of each proposed purchaser or other transferee; and (iv) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Founder proposes to transfer such Offered Stock (the "Offered Price"). Upon the request of the Company or any Investor,
            -------------
the Founder will promptly furnish such information to the Company and to the Investors as may be reasonably requested to establish that the offer and proposed transferee are bona fide.

         (b) Notwithstanding paragraph (a) hereof, during each twelve month period, each of the Founders shall have the right to Transfer up to ten percent (10%) of the Founder's Stock held by such Founder on the date of this Agreement (subject to adjustment for stock splits, stock dividends, recombinations, recapitalizations or similar transactions) without such transfer being subject to the Right of Co-Sale.

     3.  Right of Co-Sale.
         ----------------

         (a)  Right of Co-Sale. Each Investor holding at least 1,000 shares of
              ----------------
the Series B Preferred Stock may transfer to the transferee proposed in the Founder's Notice such Investor's Share of the Offered Stock on the same terms and conditions set forth in the Founder's Notice, by giving written notice to the Founder by the tenth (10th) day following the Founder's Notice, specifying the number of shares and type of Stock that such Investor desires to transfer to the transferee.

         (b)  Consummation of Co-Sale. Each Investor that exercises its Right of
              -----------------------
Co-Sale shall deliver to the Founder at the closing of the transfer of Offered Stock to such transferee (the "Closing") one or more certificates, properly
                               -------
endorsed for Transfer, representing such stock to be transferred by such Investor. At the Closing, such certificates or other instruments will be transferred and delivered to the transferee set forth in the Founder's Notice in consummation of the transfer of the Offered Stock pursuant to the terms and conditions specified in such notice, and the Founder will remit, or will cause to be remitted, to such Investor within three (3) business days after such Closing that portion of the proceeds of the Transfer to which such Investor is entitled by reason of such Investor's participation in such transfer pursuant to the Right of Co-Sale.

     4.  Multiple Series, Class or Type of Stock. If the Offered Stock consists
         ---------------------------------------
of more than one series or class or type of Stock, the Investors have the right to transfer hereunder each such series, class or type; provided, however, that
                                                       -----------------
if an Investor does not hold any of such series, class, or type (including securities convertible into such series, class, or type), and the proposed transferee is not willing, at the Closing, to purchase some other series, class or type of Stock from such Investor, or is unwilling to purchase any Stock from such Investor, then such Investor will have the put right (the "Put Right") set
                                                                ---------
forth in Section 5(b) hereof.

     5.  Refusal to Transfer; Put Right.
         ------------------------------

         (a)  Refusal to Transfer. Any attempt by a Founder to transfer any
              -------------------
Stock in violation of any provision of this Agreement will be void. The Company will not be required (i) to transfer on its books any Stock that has been sold, gifted or otherwise transferred in violation of this Agreement or (ii) to treat as owner of such Stock, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Stock may have been so transferred.

         (b)  Put Right. If a Founder transfers any Stock in contravention of an
              ---------
Investor's Right of Co-Sale under this Agreement (a "Prohibited Transfer"), or
                                                     --------------------
if the proposed transferee of Offered Stock desires to purchase only the class, series or type of stock offered by a Founder and the Investor does not have a right to convert securities held by such Investor into such class, series or type, such Investor may, by delivery of written notice to the Founder (a "Put
                                                                          ---
Notice") within ten (10) days after (i) the Closing as defined in Subsection
------
3(b) above or (ii) the date on which such Investor becomes aware of the Prohibited Transfer or the terms thereof, require the Founder to purchase from such Investor for cash or such other consideration as the Founder received in the Prohibited Transfer or at the Closing that number of shares of Stock (of the same class, series or type as transferred in the Prohibited Transfer or at the Closing, provided such Investor then owns Stock of such class, series or type; otherwise of Common Stock) having a purchase price equal to the aggregate purchase price such Investor would have received in the closing of such Prohibited Transfer if such Investor had exercised its right of Co-Sale with respect thereto or in the Closing if the proposed transferee had been willing to purchase the Stock of such Investor. The closing of such sale to the Founder will occur within seven (7) days after the date of the Put Notice to the Founder.

     6.  Restrictive Legend and Stop-Transfer Orders.
         -------------------------------------------

         (a)  Co-Sale Legend. The Founders understand and agree that the Company
              --------------
may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Stock by the Founders:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF CO-SALE AS SET FORTH IN A STOCKHOLDERS' AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

         (b)  Stop Transfer Instructions. The Founders agree, to ensure
              --------------------------
compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

     7.  Termination and Waiver.
         ----------------------

         (a)  Termination. The Investor's Right of Co-Sale will terminate upon
              -----------
the earliest to occur of (i) a Qualified Offering or (ii) five (5) years from the date of this Agreement.

         (b)  Waiver. The application of the Investor's Right of Co-Sale as to
              ------
any proposed Transfer by any Founder of any Stock may be waived in advance of or after such transfer by the written agreement of the Investors holding sixty-seven percent (67%) of the Series B Preferred Stock at that time held by all Investors. The Company and the Investors will have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to participate in the sale of Offered Stock, and the Company or the Investors will not incur any liability to any other party hereto with respect to exercising or refraining from exercising any such right or rights. Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative.

     8.  Restrictions on Transfer of Founders' Shares.
         --------------------------------------------

         (a)  Unvested Share Repurchase Option. In the event a Founder's service
              --------------------------------
relationship with the Company is terminated by the Company for cause or by such Founder for any reason other than a resignation for good reason, or if the Founder or the Founder's legal representative attempts to Transfer any of the Founders' Stock which have not vested in the Founder pursuant to Section 8(b) below (the "Unvested Shares"), the Company shall have the right to reacquire the Unvested Shares under the terms and subject to the conditions set forth in this
Section 8 (the "Unvested Share Repurchase Option"). For the purposes of this Agreement, "cause" shall mean if a Founder (i) willfully refuses to perform its duties without reasonable cause despite adequate and repeated written warnings,
(ii) acts fraudulently with respect to the Company, and such fraudulent act materially injures the Company or (iii) is convicted of a felony involving moral turpitude, except relating to, or arising from, a claim regarding infringement of third party intellectual property rights. "Good reason" means any of the following conditions, which condition(s) remain(s) in effect 30 days after written notice to the Chairman of the Board or Chief Executive Officer of the Company from a Founder of such condition(s): (i) a decrease in such Founder's base pay rate; (ii) a change in such Founder's duties, title or reporting structure as measured against those in effect as of the date of this Agreement; or (iii) the relocation of such Founder's work place for the Company to a location that is more than 25 miles from the location at which such Founder last worked for the Company.

         (b)  Vesting of Shares. The term "Initial Vesting Date" shall mean the
              -----------------
date of this Agreement. As of the Initial Vesting Date, thirty percent (30%) of the Founders' Stock held by each Founder will be vested. The balance of the Founders' Stock will vest in each Founder and become "Vested Shares" on and after the Initial Vesting Date as follows: for each full month of the service relationship of a Founder with the Company as an employee, officer, director or consultant following the Initial Vesting Date, an additional 1.94% of the Founders' Stock held by such Founder on the date of this Agreement (subject to adjustment for stock splits, stock dividends, recombinations, recapitalizations or similar transactions) shall vest, provided that the aggregate percentage of Founders' Stock constituting Vested Shares may not exceed 100% of such Founders' Stock held by such Founder, and that such numbers shall be adjusted appropriately to reflect any stock splits, stock dividends or recombinations, recapitalizations or the like by the Company.

         (c)  Exercise of Unvested Share Repurchase Option. Except as provided
              --------------------------------------------
in Section 8(f) below, if a Founder's service relationship with the Company is terminated by a Founder for any reason other than as a resignation for good reason, or if the Founder or the Founder's legal representative attempts to Transfer of any Unvested Shares other than as allowed in this Agreement, the Company may exercise the Unvested Share Repurchase Option by written notice to the Escrow Agent (as defined in Section 9 below) and to the Founder or the Founder's legal representative within sixty (60) days after such termination or after the Company has received notice of the attempted disposition.

         (d)  Payment for Shares and Return of Shares. Payment by the Company to
              ---------------------------------------
the Escrow Agent on behalf of the Founder or the Founder's legal representative shall be made in cash within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Founder to the Company shall be treated as payment to the Founder in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share for the Founders' Stock being purchased by the Company shall be $0.01 per share. Within thirty (30) days after payment by the Company, the Escrow Agent shall give the shares which the Company has purchased to the Company and shall give the payment received from the Company to the Founder or the Founder's legal representative.

         (e)  Early Termination of Restricted Share Repurchase Option. The other
              -------------------------------------------------------
provisions of Section 8 notwithstanding, the Unvested Share Repurchase Option shall terminate in the event of (i) a statutory share exchange, consolidation or merger of the Company with or into any other corporation or corporations which results in the Company's shareholders immediately prior to such transaction not holding at least a majority of the voting power of the surviving or continuing entity; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, (iii) a termination by the Company of a Founder's employment with the Company other than a termination for cause, (iv) a resignation of employment by a Founder for good reason, (v) the failure of the stockholders of the Company to continue to elect such Founder to the Board of Directors of the Company or (vi) the death or disability of the Founder which precludes the Founder from continuing to be able to work for the Company.

         (f)  Legends. The Company may at any time place a legend or legends
              -------
referencing the Unvested Share Repurchase Option on any shares subject to the Unvested Share Repurchase Option.

         (g)  Assignment of Unvested Share Repurchase Option. In the event the
              ----------------------------------------------
Company is unable to exercise the Unvested Share Repurchase Option under applicable corporate law, the Company shall have the right to assign the Unvested Share Repurchase Option to the Investors, or at the option of the Investors holding at least 67% of the outstanding shares of Series B Preferred Stock, to one or more persons as may be selected by the Company.

     9.  Escrow. As security for his faithful performance of the terms of this
         ------
Agreement and to insure the availability for delivery of the Founders' Stock upon exercise of the Unvested Share Repurchase Option, the Founder agrees to deliver to and deposit with Gray Cary Ware & Freidenrich LLP, counsel to the Company (the "Escrow Agent"), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit C, together with the certificate
                                      ---------
or certificates evidencing the Founders' Stock; such documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and the Founder set forth in Exhibit D attached hereto and incorporated by this
                             ---------
reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     10.  "Market Stand-Off" Agreement. Each Founder hereby agrees that in
           ----------------------------
connection with any underwritten public offering by the Company, during the period of duration specified by the Company and an underwriter of the Common Stock of the Company following the effective date of the registration statement of the Company filed under the Securities Act of 1933 with respect to the offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except the Common Stock included in such registration. Each Founder further agrees that until the earlier of the completion of a Qualified Offering or three years from the date hereof, and except for up to thirty percent (30%) of the Founders' Stock held by such Founder on the date of this Agreement (subject to adjustment for stock splits, stock dividends, recombinations, recapitalizations or similar transactions), such Founder shall not Transfer shares into the public market.

     11.  Covenant Not to Compete.
          -----------------------

         (a)  Covenant. Each Founder agrees that for a period ending on the
              --------
later of twenty-four (24) months from the effective date of this Agreement or twelve months following the termination of such Founder's employment (but no later than thirty-six (36) months from the date of this Agreement), Founder will not directly or indirectly, individually or as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, consultant, principal, agent, trustee or licensor, or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation (other than the Company), engage in or participate in the ownership, management, operation, sales, control or other activities of any business directly competitive with the business conducted by the Company as of the date hereof. Notwithstanding the foregoing, Founder is permitted to own as a passive investor up to a one percent (1%) interest in any publicly traded entity, and may, with the Company's prior written consent, own a greater interest in any publicly traded entity.

         (b)  Injunctive Relief. It is expressly agreed between the parties that
              -----------------
monetary damages would be inadequate to compensate the Company for any breach by Founder of his covenants and agreements set forth herein. Accordingly, Founder agrees and acknowledges that any violation or threatened violation of this Agreement will cause irreparable injury to the Company. Founder further agrees that in addition to any other remedies which may be available, the Company will be entitled to obtain injunctive relief against the threatened or actual breach of this Agreement by Founder, without the necessity of proving actual damages.

     12.  Miscellaneous Provisions.
          ------------------------

         (a)  Notices, Etc. All notices and other communications required or
              ------------
permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to the Company, at the following address:
719 Colorado Avenue, Palo Alto, California 94303, with a copy to Peter M. Astiz, Esq., c/o Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301; (b) if to an Investor, at the address set forth on Exhibit B
                                                                     ---------
hereto or at such address as such Investor shall have furnished to the Company in writing; and (c) if to a Founder, at the address set forth on Exhibit A
                                                                 ----------
attached hereto. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

         (b)  Binding on Successors and Assigns; Inclusion Within Certain
              -----------------------------------------------------------
Definitions. This Agreement, and the rights and obligations of the parties
-----------
hereunder, will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs, executors, administrators and legal representatives. Any permitted transferee of the Founders who is required to become a party hereto will be considered a "Founder" for purposes of this Agreement and any permitted transferee of Stock held by an Investor will be considered an "Investor" for purposes of this Agreement, and will be bound by the terms and conditions of this Agreement.

         (c)  Severability. If any provision of this Agreement is held to be
               ------------
invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had (to the extent not enforceable) never been contained herein.

         (d)  Amendment. Any provision of this Agreement may be amended only by
              ---------
the written consent of (i) as to the Company, only by the Company, (ii) as to the Investors, by persons holding at least sixty-seven percent (67%) of the Series B Preferred Stock held by the Investors and their assignees, and (iii) as to the Founders, only by the Founders. Any amendment effected in accordance with clauses (i), (ii) or (iii) above shall be binding upon each Investor, its successors and assigns, the Company and the Founders.

         (e)  Governing Law. This Agreement will be governed by and construed in
               -------------
accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California without regard to conflict of law principles.

         (f)  Obligation of Company; Binding Nature of Exercise. The Company
              -------------------------------------------------
shall enforce the terms of this Agreement, inform the Founders and the Investors of any breach hereof (to the extent the Company has knowledge thereof) and assist the Founders and the Investors in the exercise of their rights and the performance of their obligations hereunder. Any exercise of the Right of Co-Sale will be binding upon the party so exercising, and may not be withdrawn without the written consent of the Founders, except that such exercise may be withdrawn unilaterally by the exercising party if there is any legal prohibition as to a party's consummation of its purchase or sale hereunder.

         (g)  Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same instrument.

         (h)  Entire Agreement. This Agreement constitutes the entire agreement
              ----------------
of the parties with respect to the specific subject mater hereof and supersedes in their entirety all other agreements or understandings between or among the parties hereto with respect to such specific subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first written above.

                                    GOODNOISE CORPORATION, a Florida corporation

                                    By:
                                       -----------------------------------------

                                    Its:
                                       -----------------------------------------



                                    THE FOUNDERS:

                                    --------------------------------------------
                                    Gene Hoffman, Jr.
                                    in his individual capacity


                                    --------------------------------------------
                                    Robert Kohn,
                                    in his individual capacity


                                    THE INVESTORS:


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

                                           Address:


                                    --------------------------------------------

                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

                                           Address:




                       COUNTERPART SIGNATURE PAGE TO THE
                            STOCKHOLDERS' AGREEMENT

                                   EXHIBIT A
                                   ---------

                                    Founders



            Name                                            Shares
            ----                                            ------
            Robert Kohn                                     3,701,500
            Gene Hoffman, Jr.                               3,258,000

            TOTAL:                                          6,959,500
            ======

                                   EXHIBIT B
                                   ---------

                     Purchasers of Series B Preferred Stock
                                 of the Company




                                                Shares of Series B Preferred
Purchasers:                                     Stock Purchased:
-----------------------------                   --------------------------------




                                                           __________
TOTAL:

                                   EXHIBIT C
                                   ---------

                      Assignment Separate from Certificate



     FOR VALUE RECEIVED, ____________________________, hereby sells, assigns and transfers unto _______________________ ( ______________ ) shares of the Common
Stock of GoodNoise Corporation, a Florida corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. ______________ herewith, and does hereby irrevocably constitute and appoint __________________________ as attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.




Dated: ____________, _____    By:_______________________________________

                                   EXHIBIT D
                                   ---------

                           JOINT ESCROW INSTRUCTIONS



March ___, 1999

Gray Cary Ware & Freidenrich LLP
400 Hamilton Avenue
Palo Alto, California 94301

Gentlemen:

     As Escrow Agent for both GoodNoise Corporation, a Florida corporation ("Company"), and the undersigned holder of stock (the "Stock") of the Company ("Founder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stockholders' Agreement ("Agreement"), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Exhibit D, in accordance with the following
                                   ---------
instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") shall elect to exercise the Unvested Share Repurchase Option set forth in the Agreement, the Company shall give to Founder and you a written notice specifying the number of shares of Stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Founder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of such notice.

     2. At the closing of a transaction pursuant to paragraph 1, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Stock being transferred, and
(c) to deliver same, together with the certificates evidencing the shares of Stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check) for the number of shares of Stock being purchased pursuant to the exercise of the Unvested Share Repurchase Option.

     3. Founder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Founder does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Founder shall exercise all rights and privileges of a shareholder of the Company while the Stock is held by you.

     4. This escrow shall terminate at such time as there are no longer any shares of stock subject to the Unvested Share Repurchase Option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Founder, you shall deliver all of same to Founder and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Founder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence to such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be counsel to the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     13. If you reasonably require other or further instructions in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or rights of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to any one all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

                              COMPANY:

                              GoodNoise Corporation
                              719 Colorado Avenue
                              Palo Alto, CA  94303

                              FOUNDERS:

                              Gene Hoffman, Jr.

                              -------------------------------

                              -------------------------------


                              Robert Kohn

                              -------------------------------

                              -------------------------------


                              ESCROW AGENT:

                              Gray Cary Ware & Freidenrich LLP
                              400 Hamilton Avenue
                              Palo Alto, California 94301
                              Attn:  Peter M. Astiz, Esq.

     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                    Very truly yours,


                                    GoodNoise Corporation,
                                    a Florida corporation


                                    By:
                                       ---------------------------------
                                    Gene Hoffman, Jr., President



                                    THE FOUNDERS:

                                    ------------------------------------
                                    Gene Hoffman, Jr.


                                    ------------------------------------
                                    Robert Kohn
                                    Agreed to and accepted as of the date above:

                                    ESCROW AGENT:

                                    GRAY CARY WARE & FREIDENRICH LLP


                                    By:
                                       ---------------------------------
                                    Peter M. Astiz

                                                  Exhibit A
                                                  ---------

Robert Kohn.........................              3,701,500
Gene Hoffman, Jr....................              3,258,000